REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

Funds available under the contracts
AZL Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Allocation Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP Franklin Templeton Founding Strategy Plus Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Conservative Fund
AZL MVP Fusion Growth Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund
AZL MVP T. Rowe Price Capital Appreciation Fund

Separate Accounts Utilizing the Funds
Allianz Life Variable Account B

Contracts Funded by the Separate Accounts
Allianz Life Variable Account B:
Allianz Alterity
Allianz Charter
Allianz Charter II
Allianz Connections
Allianz Custom Income
Allianz Dimensions
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Index Advantage
Allianz Retirement Advantage
Allianz Retirement Pro
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision

Acknowledged:

Allianz Variable Insurance Products Fund                      Allianz Life Insurance Company of North
of Funds Trust                                                                   America

By:    /s/ Mike Tanski                                                       By:  /s/ Brian Muench
Name:                                                                             Name:
Title:                                                                                  Title:

Allianz Life Financial Services, LLC

By:   /s/ Robert DeChellis
Name:
Title:

16
Effective as of April 27, 2015